Exhibit (h)(17)

AMENDMENT NO. 4

TO AMENDED AND RESTATED

TRANSFER AGENCY AND SERVICE AGREEMENT

(Thrivent Mutual Funds)

Thrivent Mutual Funds (“TMF”) and Thrivent Financial Investor Services Inc. (“TFISI”) hereby agree that the AMENDED AND RESTATED TRANSFER AGENCY AND SERVICE AGREEMENT, dated as of January 1, 2018, as amended from time to time, by and between TMF and TFISI (the “Agreement”) is hereby amended to reflect that effective February 28, 2020, Thrivent Mid Cap Growth Fund and Thrivent Mid Cap Value Fund shall each be deemed a “Fund” under the terms of the Agreement.

A revised Schedule A is attached hereto.

THRIVENT MUTUAL FUNDS			THRIVENT FINANCIAL INVESTOR SERVICES INC.

By:	/s/ David S. Royal	By:	/s/ Kathryn A. Stelter
	David S. Royal		Kathryn A. Stelter
	President and Chief Investment Officer		Vice President and Chief Operations Officer

ATTEST:			ATTEST:

By:	/s/ Jill M. Forte	By:	/s/ Jill M. Forte

SCHEDULE A

Thrivent Aggressive Allocation Fund

Thrivent Moderately Aggressive Allocation Fund

Thrivent Moderate Allocation Fund

Thrivent Moderately Conservative Allocation Fund

Thrivent Small Cap Stock Fund

Thrivent Mid Cap Stock Fund

Thrivent International Allocation Fund

Thrivent Large Cap Growth Fund

Thrivent Large Cap Value Fund

Thrivent Global Stock Fund

Thrivent Balanced Income Plus Fund

Thrivent High Yield Fund

Thrivent Diversified Income Plus Fund

Thrivent Municipal Bond Fund

Thrivent Income Fund

Thrivent Opportunity Income Plus Fund

Thrivent Government Bond Fund

Thrivent Limited Maturity Bond Fund

Thrivent Money Market Fund

Thrivent Low Volatility Equity Fund

Thrivent Multidimensional Income Fund

Thrivent High Income Municipal Bond Fund

Thrivent Small Cap Growth Fund

Thrivent Mid Cap Growth Fund

Thrivent Mid Cap Value Fund